Exhibit 99.1

                    BLUE COAT TO ACQUIRE PERMEO TECHNOLOGIES

   TECHNOLOGY TO EXTEND BLUE COAT PROXY INFRASTRUCTURE TO ENTERPRISE ENDPOINTS
          WITH ON-DEMAND DELIVERY OF APPLICATION AND SECURITY SERVICES

    SUNNYVALE, Calif., Jan. 3 /PRNewswire-FirstCall/ -- Blue Coat(R) Systems (Nasdaq: BCSI), the leader in secure content and application delivery, today announced it has signed a definitive agreement to acquire Permeo Technologies, Inc., a privately-held provider of on-demand endpoint access, security and information protection solutions, for approximately $60.8 million, including approximately $13.4 million in cash and approximately $47.4 million in Blue Coat common stock, based on the closing price of Blue Coat common stock of $45.72 on December 30, 2005. The consideration, which is for all of Permeo's securities other than unvested stock options, is subject to adjustment based on the average closing price of Blue Coat common stock over a 10 trading day period prior to the closing date of the transaction, as well as certain adjustments as provided in the merger agreement. Transaction costs and the value of unvested stock options, which are being assumed by Blue Coat in the acquisition, are not included in the $60.8 million above. The closing of the acquisition is subject to customary conditions, and is expected to occur in approximately 60 days.

    The acquisition will result in the integration of Permeo's on-demand endpoint access, security and information protection technology with the Blue Coat ProxySG(TM) family of proxy appliances. Blue Coat intends to leverage the Permeo technology to extend its proxy infrastructure to provide advanced levels of protection and control to any endpoint connecting to enterprise applications.

    "The enterprise workforce is increasingly more mobile and outside of the traditional corporate network but still requires the same level of protection and control," said Brian NeSmith, president and chief executive officer of Blue Coat Systems. "The technology from Permeo helps us extend our proxy infrastructure for application and security services all the way to the endpoint of the virtual enterprise."

    "Permeo has provided secure access and information protection solutions for both managed and unmanaged endpoints to many of the world's largest enterprises," said Michael S. Bennett, chief executive officer, Permeo Technologies. "Combining our on-demand delivery technology for application and security services with Blue Coat's market-leading proxy infrastructure solutions will give customers a whole new level of end-to-end secure content and application delivery."

    Conference Call & Webcast

    Blue Coat will host a conference call to discuss this transaction today at 9:00 a.m. Eastern time (6:00 a.m. Pacific time). A live Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations. The live conference call can be accessed by dialing (612) 332-1213. A playback of the call will be available until midnight on January 6, 2006, and can be accessed by dialing (320) 365-3844, passcode 812574. An archive of the Webcast will also be available at http://www.bluecoat.com/aboutus/investor_relations.

    About Blue Coat Systems

    Blue Coat helps organizations make the Web safe and productive for business. Blue Coat proxy appliances provide visibility and control of Web communications to protect against risks from spyware, Web viruses, inappropriate Web surfing, instant messaging (IM), video streaming and peer- to-peer (P2P) file sharing - while actually improving Web performance. Trusted by many of the world's largest organizations, Blue Coat has shipped more than 25,000 proxy appliances. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or http://www.bluecoat.com.

    About Permeo

    Permeo Technologies, a leading provider of on-demand information security, provides a comprehensive remote access and information protection solution that safely extends corporate applications to mobile workers, business partners and customers. Our approach eliminates the risk of information leakage at the endpoint through a cost-effective, easy-to-use solution. Since 2001, Permeo has helped more than 250 of the world's largest companies secure their information and protect their assets beyond the borders of their enterprise. More information about Permeo can be found at http://www.permeo.com.

    FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this Report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the benefits to be gained by Blue Coat Systems through the acquisition of Permeo, the value of Permeo's products to Blue Coat Systems and its customers, and the financial impact on Blue Coat Systems of the acquisition, as well as statements on our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to us on the date hereof. We assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those indicated in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks discussed under the heading "Risk Factors" in our most recently filed Form 10-Q for the quarter ended October 31, 2005, and other reports filed from time to time with the Securities and Exchange Commission.

    Note: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

SOURCE  Blue Coat Systems
    -0-                             01/03/2006
    /CONTACT: Media: Steve Schick, +1-408-220-2076, steve.schick@bluecoat.com, Investor: Carla Chun, +1-408-220-2318, carla.chun@bluecoat.com, both of Blue Coat Systems; or Kevin Kosh, CHEN PR, for Blue Coat Systems, +1-781-672-3111, kkosh@chenpr.com/
    /Web site:  http://www.bluecoat.com
                http://www.permeo.com /
    (BCSI)